UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2026

Edesa Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bay Street, Toronto, Ontario, Canada	M5H 2T6
(Address of Principal Executive Offices)	(Zip Code)

(289) 800-9600

Registrant’s telephone number, including area code

100 Spy Court, Markham, Ontario, L3R 5H6, Canada

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 15, 2026, Edesa Biotech, Inc. (the “Company”) reported that the U.S. Food and Drug Administration (“FDA”) has cleared the Company's Investigational New Drug (“IND”) application for its Phase 2 clinical study of EB06 in vitiligo, enabling the Company to expand recruitment to the United States. Patient recruitment is underway in Canada and the first U.S. investigational sites are expected to begin enrolling subjects next quarter. The Company anticipates that topline data will be available fourth quarter 2027.

The double-blind, placebo-controlled clinical study is evaluating EB06, a monoclonal antibody targeting CXCL10, in up to 80 adults with moderate-to-severe nonsegmental vitiligo. Participants are randomized 1:1 to receive either EB06 or placebo every two weeks through Week 22. The primary efficacy endpoint is the mean percent change from baseline in the Facial Vitiligo Area Scoring Index (F-VASI) at Week 28. Secondary and exploratory measures include facial and total-body scoring benchmarks, as well as assessments of safety, tolerability, pharmacokinetics and immunogenicity.

EB06 is a fully human monoclonal antibody targeting CXCL10, a signaling protein implicated in vitiligo. By inhibiting CXCL10, EB06 is designed to interrupt immune-cell recruitment and melanocyte loss through a targeted mechanism that is distinct from broader immunomodulatory approaches. The safety and efficacy of EB06 remain subject to clinical evaluation.

Cautionary Language Concerning Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the timing and success of the Company’s clinical trials and regulatory approvals.

These forward-looking statements should not be relied upon as predictions of future events and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: October 15, 2026	By:	/s/ Peter J. Weiler
	Name:	Peter J. Weiler
	Title:	Chief Financial Officer